                                                                    EXHIBIT 10.7

                 1994 PERFORMANCE AND APPRECIATION RIGHTS PLAN

                               TABLE OF CONTENTS

                                   ARTICLE I
Identification of the Plan................................................  1

                                  ARTICLE II
Definitions...............................................................  1

                                  ARTICLE III
Administration of the Plan................................................  3

                                  ARTICLE IV
Participation.............................................................  3

                                   ARTICLE V
Performance Right and Appreciation Right Grants...........................  4
    5.1  Power to Grant Performance and/or Appreciation Rights............  4
    5.2  Cessation of Performance Right...................................  4
    5.3  Appreciation Right Valuation.....................................  4
    5.4  Vesting..........................................................  4
    5.5  Mandatory Exercise...............................................  5

                                  ARTICLE VI
General Provisions........................................................  5
    6.1  Written Agreement................................................  5
    6.2  Limitations on Exercise and Transferability......................  5
    6.3  Exercise Procedure...............................................  6
    6.4  Payment..........................................................  6
    6.5  Withholding of Taxes.............................................  7
    6.6  Subdivision or Combination of Partnership Units..................  7
    6.7  Rights of Key Employees..........................................  7
    6.8  Amendment, Suspension and Termination of this Plan...............  7
    6.9  Amendment, Modification and Cancellation of Performance
         and/or Appreciation Rights.......................................  7
    6.10 Indemnification..................................................  8

ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP
EXHIBIT A



                 ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP

                                       i
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                 ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP
                 1995 PERFORMANCE AND APPRECIATION RIGHTS PLAN


                                   ARTICLE I

                           IDENTIFICATION OF THE PLAN
                           --------------------------

     This plan was adopted by the general partners of Eldorado Hotel Associates Limited Partnership (the "Company") effective for the fiscal year commencing January 1, 1995, and shall be known as the Eldorado Performance and Appreciation Rights Plan (the "Plan"). The purpose of this Plan is (i) to advance the best interests of the Company by providing certain executives and other key employees of the Company who have a substantial responsibility for its management and growth with significant additional incentives and rewards to promote the financial success of the Company and (ii) to provide incentives and rewards which may be used to induce and attract able persons to enter into, or remain in, the employ of the Company, its Affiliates, its divisions and/or its related ventures. Donald L. Carano, the senior executive officer of the Company, has elected not to participate in the Plan in order to have the full benefits of the Plan enjoyed by the key executives who are now primarily responsible for the success of the Company. The adoption and implementation of
                                             ----------------------------------
this Plan and the granting of any Performance and/or Appreciation Rights (as
- ----------------------------------------------------------------------------
defined below) hereunder are subject to the Nevada Gaming Commission's approval
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and/or State Gaming Control Board as may be necessary to comply with the Nevada
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Gaming Control Act and the regulations promulgated thereunder.
- -------------------------------------------------------------

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean an affiliate of the Company and includes
      ----------
Recreational Enterprises, Inc., a Nevada corporation; Hotel-Casino Management, Inc., a Nevada corporation; Eldorado; Eldorado LLC; Project "C"; and any consolidated or unconsolidated entity affiliated with the Company.

     "Appreciation Right"  shall mean the right, upon exercise, to receive the
      -------------------
excess of the value of .00001 Partnership Unit as of the date of exercise (the "Exercise Price" as denominated below) over the value of .00001 Partnership Unit (subject to adjustment as provided in Section 6.6 below) as of the Grant Date (the "Base Price"). The difference between the Exercise Price and the Base Price under an Appreciation Right shall be referred to as the "Appreciation Amount."

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any
      ----
successor statute.

     "Committee" shall mean a committee of consisting of Donald L. Carano and
      ---------
two (2) other individuals selected by the general partners of the Company to administer the Plan.

     "Company" shall mean Eldorado Hotel & Associates Limited Partnership, a
      -------
Nevada limited partnership.

     "Consolidated Net Operating Income" shall mean, for any period, the net
      ---------------------------------
operating income (or loss) of the Company on a consolidated basis for such period determined in accordance with generally accepted accounting principles, consistently applied; provided that in determining Consolidated Net Operating Income hereunder, on gains and losses from the sale or other disposition of assets outside of the ordinary course of business, extraordinary items, and the portion of the Performance and/or Appreciation Rights reflected as an expense on the Company's consolidated income statement for such period (all as determined in accordance with generally accepted accounting principles, consistently applied) shall be excluded (to the extent otherwise included therein).

     "Eldorado" shall mean Eldorado Hotel & Casino, a division of the Company.
      --------

     "Eldorado LLC" shall mean Eldorado Limited Liability Company, a Nevada
      -------------
limited liability company.  The Company owns 89.74% percent of Eldorado LLC.

     "Funded Indebtedness" shall mean indebtedness for borrowed money having a
      -------------------
maturity date of more than one year from the date of determination (including the current portion thereof); provided that Funded Indebtedness shall not include the aggregate principal amount of any junior subordinated non-negotiable non-recourse promissory notes issued to any key employees pursuant to Section
6.4 below.

     "Independent Third Party" shall mean any person who, immediately prior to
      -----------------------
the contemplated transaction, does not own in the aggregate in excess of 5% of the Company's Partnership Units (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner and/or such other persons.

     "Partnership Units" shall mean the Company's Partnership Units of which
      -----------------
there are a total of one hundred (100) units currently issued and outstanding.

     "Performance Right" shall mean the right upon exercise, to receive between
      -----------------
the Grant Date and the Exercise Date an amount equal to the total distributions to the partners of the Company for the prior fiscal quarter of the Company divided by 10,000,000. The amount distributable by the Company under a Performance Right shall be referred to as the "Performance Amount."

     "Project C" shall mean the joint venture between Eldorado L.L.C. and a
      ----------
subsidiary of Circus Circus Enterprises, Inc.

     "Public Offering" shall mean the sale of equity securities of the Company
      ---------------
in an underwritten public offering registered under the Securities Act of 1933, as amended.

     "Sale of the Company" shall mean the sale of the Company or Eldorado to an
      -------------------
Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (a) Partnership Units of the Company or Eldorado possessing the voting power under normal circumstances to elect a majority of the Company's or Eldorado's capital stock, or (b) all or substantially all of the Company's or Eldorado's assets determined on a consolidated basis.

                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN
                           --------------------------

     This Plan shall be administered by the Committee. Subject to the limitations of this Plan and any key employee's PAR Agreement (as defined below), the Committee shall have the sole and complete authority to: (i) select key employees (as defined below), (ii) grant Performance and/or Appreciation Rights in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Performance and/or Appreciation Rights as it shall deem appropriate, (iv) interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any Performance and/or Appreciation Right granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the key employees, the Company and all other persons. All expenses associated with the administration of this Plan shall be borne by the Company. Except as set forth hereunder, the Company or an Affiliate of the Company has no duty or obligation to fund or secure the benefits payable to key employee's hereunder.

                                   ARTICLE IV

                                 PARTICIPATION
                                 -------------

     A person shall be eligible to be granted Performance and/or Appreciation Rights under this Plan only if on the proposed Grant Date (as defined in Section
5.1 of this Plan) for such Performance and/or Appreciation Rights, such person is an executive or other key employee of the Company or an Affiliate of the Company as determined by the Committee. Such persons shall be known as "key employees" for the purposes of this Plan.

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

                                   ARTICLE V

                PERFORMANCE RIGHT AND APPRECIATION RIGHT GRANTS
                -----------------------------------------------

     5.1  Power to Grant Performance and/or Appreciation Rights.  The Committee
          -----------------------------------------------------
shall have the right and the power to grant at any time to any key employee performance and/or appreciation rights ("Performance and/or Appreciation Rights"). The maximum number of Performance Rights which may be granted hereunder shall not exceed 1,000,000 in any event. The maximum number of Appreciation Rights which may be granted hereunder shall not exceed 1,000,000 in any event. The combination of one Performance Right and one Appreciation Right is intended to represent the economic equivalent of ownership of .00001 percentage of one Partnership Unit; provided, however, that Performance and/or Appreciation Rights will not entitle the holders thereof to any rights in, or to own or control any, Partnership Units. The date on which any Performance and/or Appreciation Rights are granted to any key employee shall be the "Grant Date" with respect to such Performance and/or Appreciation Rights.

     5.2  Cessation of Performance Right.  Upon the key employee's exercise of
          ------------------------------
the Appreciation Right or termination/cessation of the key employee's employment, the key employee shall have no further right to exercise or receive any benefit from any Performance Right granted to such employee thereafter.

     5.3  Appreciation Right Valuation.  The Base Price for each Appreciation
          ----------------------------
Right shall be $__________________ (subject to adjustment as provided in Section
6.6 below). The Exercise Price for each Appreciation Right , as of any date shall equal (i) (A) the product of 8.0 multiplied by the sum of the Company's Consolidated Operating Net Income for its most recently completed twelve month period ("TTM") as reflected on the Company's consolidated income statements for such TTM before giving effect to interest expense, provisions for federal, state or local income taxes, depreciation and amortization of goodwill and other intangibles (all as determined in accordance with generally accepted accounting principles, consistently applied), less (B) the outstanding principal amount of
                                   ----
all Funded Indebtedness reflected on the liability side of the Company's consolidated balance sheet as of the end of the Company's TTM and any accrued unpaid amounts under Performance Rights granted under the Plan, divided by (ii) 10,000,000 which amount represents the Partnership Units denominated in the form of the combination of Performance and Appreciation Rights (One Partnership Unit is equivalent to the combination of 100,000 Performance Rights and 100,000 Appreciation Rights).

     5.4  Vesting.  The Committee shall determine the date on which each
          -------
Performance Right or Appreciation Right shall vest and become exercisable and may differentiate between the vesting of the Performance Right and the vesting of the Appreciation Right granted under the Plan. Performance and/or Appreciation Rights may vest and become exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any of its operating units of certain performance goals, as the Committee shall decide in each case when the Performance and/or Appreciation Rights are granted. In the event of Public Offering or Sale of the Company, the Committee may provide, in its discretion, that all Performance and/or Appreciation

Rights or Performance and/or Appreciation Rights granted to certain key employees immediately vest.

     5.5  Mandatory Exercise.  In the event of a Sale of the Company or a Public
          ------------------
Offering of the Company's equity securities, the Committee may provide, in its discretion, that all Performance and/or Appreciation Rights shall become immediately exercisable by any key employees who are employed by the Company or an Affiliate at the time of the sale of the company or a Public Offering and that all Performance and/or Appreciation Rights shall terminate if not exercised as of the date of the Sale of the Company or a Public Offering or other prescribed period of time.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

     6.1  Written Agreement.  Any and all Performance and/or Appreciation Rights
          -----------------
granted hereunder to a key employee shall be embodied in a written agreement (a "Plan Agreement") which shall be signed by the key employee and by the Chief Executive Officer of the Company for and in the name and on behalf of the Company. Such Plan Agreement shall contain provisions setting forth the terms and conditions of such Performance and/or Appreciation Rights and shall be subject to the terms and conditions of this Plan. Such Plan Agreement may, but need not be, in the form of an employment agreement between the key employee and the Company.

     6.2  Limitations on Exercise and Transferability.  Except as otherwise set
          -------------------------------------------
forth, Performance and/or Appreciation Rights may not be transferred, assigned, conveyed or encumbered other than by will or the laws of descent and distribution or to a trust created solely for the benefit of a key employee and/or such key employee's spouse and descendants (a "Family Trust"). During the lifetime of a key employee, Performance and/or Appreciation Rights may be exercised only by such key employee (or his legal guardian or legal representative or by the trustee of his Family Trust). In the event of the death of a key employee, exercise of Performance and/or Appreciation Rights granted hereunder shall be made only:

          (i) by the executor or administrator of the estate of the deceased key employee or the person or person to whom the deceased key employee's rights under the Performance and/or Appreciation Rights shall pass by will or the laws of descent and distribution or by the trustee of the deceased key employee's Family Trust; and

          (ii) to the extent that the deceased key employee was entitled thereto at the date of his death, unless otherwise provided by the Board in such key employee's Plan Agreement.

The Committee, in its full, absolute, and unfettered discretion, may allow Performance and/or Appreciation Rights to transferred by key employee to the key employee's spouse, to the key employee's children, to an irrevocable trust held for the exclusive benefit of the key employee's spouse and/or children, or to a limited partnership or limited liability company whose partners or members consist solely of the key employee, the key employee's spouse and/or the key employee's children; provided, however, the key employee shall bear all costs and expenses associated with such transfer, including gaming licensing and investigation expenses, the Company shall have the absolute right to withhold taxes in accordance with Section 6.5 hereof as compensation paid to such key employee, and the key employee shall remain wholly and personally liable for the reporting of income and payment of taxes thereon in accordance with applicable federal income tax laws despite such transfer.

          6.3  Exercise Procedure.  At any time prior to expiration and subject
               ------------------
to the terms and conditions of each key employee's Plan Agreement and any applicable vesting schedule, the key employee's exercise of a Performance Right may be made at anytime after full vesting of the Performance Right under the Plan Agreement and such exercise of the Performance Right will be assumed to remain in effect until (i) exercise of any Appreciation Right by the such key employee or termination or cessation of the key employee's employment with the Company or an Affiliate, any key employee may exercise all or any portion of his vested Performance and/or Appreciation Rights by delivery of written notice to the Company addressed to the attention of the Company's Chief Financial Officer. Upon termination or cessation of employment with the Company, the key employee shall only be entitled to exercise Appreciation Rights to the extent of the vesting of such Appreciation Right to such date.

          6.4  Payment.  Within 30 days of the later of (i) receipt of the
               -------
written notice described in Section 6.3 above and (ii) preparation by the Company or its independent accountants of the consolidated financial statements for the Company's most recently completed TTM, the Company will deliver the excess of the Appreciation Amount to the key employee (or his heirs, etc.) in immediately available funds. Within thirty (30) days of the end of each quarter of the Company's fiscal year, the Company will deliver the Performance Amount to the key employee (or his heirs, etc.) in immediately available funds. Alternatively, if in the sole and absolute judg ment and discretion of the Committee, the payment of such amount would result in material detriment to the Company's financial condition at such time, or if the payment of such amount is not permitted under any loan agreement, instrument or other agreement to which the Company or an Affiliate is subject or by which it is bound, then in lieu of such payment, the Company may issue to such key employee one or more junior subordinated non-negotiable promissory notes in an aggregate principal amount equal to the Appreciation Amount or the Performance Amount, as the case may be; provided that, if the receipt of any such junior subordinated non-negotiable promissory note or notes by any key employee results or would result in any taxable income to such key employee, the Company will pay to such key employee the minimum amounts of cash from the Performance Amount and/or Appreciation Amount then due necessary to satisfy such key employee's resulting federal and state income tax obligations, and the aggregate principal amount of such junior subordinated non-negotiable promissory note or notes will be reduced by such amount. The principal amount of such junior unsecured subordinated non-negotiable promissory notes will be payable in no more than eight equal annual installments beginning on the first anniversary of the date of issuance and will bear interest, payable quarterly in arrears and on the date of the final payment of principal, at a rate equal to 7% per annum. Such junior unsecured subordinated non-negotiable promissory notes will be in the form of Exhibit A attached hereto. In the event a Public Offering of the Company and in lieu of the payment provisions for the Performance and/or Appreciation Rights set forth above, the

Committee, in its sole and absolute discretion, may, at its option, elect to pay the Appreciation Amount and/or the Performance Amount, as the case may be, in the form of "restricted" equity securities valued at the midpoint of the per share price range set forth in its initial filing with the Securities and Exchange Commission the class of equity security to be issued.

          6.5  Withholding of Taxes.  The Company shall be entitled, if the
               --------------------
Committee deems it necessary or desirable, to withhold from any employee (or secure payment from such key employee in lieu of withholding) such key employee's share of any withholding or other tax due from the Company with respect to any payment due upon exercise or grant of any Performance Right or Appreciation Right and the Company may defer such delivery unless indemnified to its satisfaction.

          6.6  Subdivision or Combination of Partnership Units.  If the Company
               -----------------------------------------------
at any time subdivides (by any recapitalization or otherwise) the Partnership Units into a greater number of Partnership Units, the Base Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Performance and/or Appreciation Rights under this Plan (both issued and unissued) will be proportionately increased. If the Company at any time combines the Partnership Units into a smaller number of Partnership Units, the Base Price in effect immediately prior to such combination will be proportionately increased and the number of Performance and/or Appreciation Rights under this Plan (both issued and unissued) will be proportionately decreased. Corresponding adjustments shall be made to the determination of the Performance Amounts, if necessary.

          6.7  Rights of Key Employees.  Notwithstanding anything to the
               -----------------------
contrary expressed or implied in this Plan or in any key employee's Plan Agreement, as long as there exists an employment or similar agreement between any key employee and the Company or an Affiliate, such key employee's employment with the Company and/or an Affiliate, as the case may be, will be governed by the terms and conditions of such employment or similar agreement, and will not be affected by the terms of this Plan or such key employee's Plan Agreement.

          6.8  Amendment, Suspension and Termination of this Plan.  The Company
               --------------------------------------------------
may suspend or terminate this Plan or any portion hereof at any time and may amend it, from time to time, in such respects as the Company may deem advisable; provided, however, that no such amendment, suspension or termination shall impair the rights of key employees under outstanding Performance and/or Appreciation Rights without the consent of the key employees affected thereby. No Performance and/or Appreciation Rights shall be granted hereunder after the fifth anniversary of the adoption of this Plan.

          6.9  Amendment, Modification and Cancellation of Performance and/or
               --------------------------------------------------------------
Appreciation Rights.  The Committee may amend or modify any Performance and/or
- -------------------
Appreciation Right in any manner to the extent that the Committee would have had the authority under this Plan initially to grant such Performance and/or Appreciation Right. No such amendment or modification shall impair the rights of any key employee under any Performance and/or Appreciation Right without the consent of such key employee. With the key employee's consent, the Committee may cancel any Performance and/or Appreciation Right and issue a new Performance and/or Appreciation Right to such key employee.

          6.10 Indemnification.  In addition to such other rights of
               ---------------
indemnification as they may have as members of the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Performance and/or Appreciation Right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.10 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to hand and defend the same before such Committee member undertakes to handle and defend it on his own behalf.